UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2017 Eco-Stim Energy Solutions, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) in Houston, Texas. As of May 4, 2017, the record date for the Annual Meeting, 15,027,040 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal 1 - Election of Directors to the Board

The Company’s stockholders elected each of the following persons as directors to serve until the next annual meeting and their successors have been elected and qualified. The voting results were as follows:

Nominee	Votes For	Votes Withheld	BrokerNon- Votes
Bjarte Bruheim	7,772,708	372,051	3,628,288
Jon Christopher Boswell	8,115,907	28,852	3,628,288
Donald Stoltz	7,776,212	368,547	3,628,288
Christopher Krummel	8,119,211	25,548	3,628,288
David Proman	7,779,321	365,438	3,628,288
Andrew Teno.	8,119,507	25,252	3,628,288
Andrew Colvin	8,049,168	95,591	3,628,288

Proposal 2 - Approval, on a non-binding advisory basis, of the Company’s named executive officer compensation

The Company’s stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Commission. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non- Votes
8,007,293	124,422	13,044	3,628,288

Proposal 3 – The approval of the issuance of up to 29,538,786 shares of common stock of the Company, par value $0.001 per share to FT SOF VII Holdings, LLC in connection with the Conversion (which is defined and described in the Company’s proxy statement dated Mar 15, 2017), as required by and in accordance with the applicable rules of The NASDAQ Stock Market LLC (the “Share Issuance and Conversion Proposal”)

The Company’s stockholders approved the Share Issuance and Conversion Proposal. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non- Votes
5,968,834	102,665	42,824	5,658,724

Proposal 4 - Approval of the Second Amendment to the Company’s 2015 Stock Incentive Plan

The Company’s stockholders approved the Second Amendment to the Company’s 2015 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non- Votes
7,252,954	875,890	15,915	3,628,288

Proposal 5 - Proposal to approve the material terms of the Company’s 2015 Stock Incentive Plan, as amended by the Second Amendment, for purposes of Section 162(m)

The Company’s stockholders approved the material terms of the Company’s 2015 Stock Incentive Plan for purposes of Section 162(m). The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non- Votes
8,008,388	129,369	7,002	3,628,288

Proposal 6 – Ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018

The Company’s stockholders approved a proposal to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non- Votes
11,706,141	49,375	17,531	‒

Proposal 7 – The approval of a reverse stock split, to be effected at the discretion of the Board of Directors of the Company, that will reduce the number of shares of outstanding Common Stock of the Company at a ratio of one-for-four (1:4) and a reduction of the number of authorized shares of Common Stock by a corresponding proportion (the “Reverse Stock Split Proposal”).

The Company’s stockholders approved the Reverse Stock Split Proposal. The timing for implementation of the Reverse Stock Split, if at all, will be determined by the Board of Directors based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non- Votes
11,405,475	312,555	55,017	‒

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

Date: June 15, 2017